UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Information Statement

PARKVIEW CAPITAL CREDIT, INC.

(Name of Registrant as Specified in its Charter)

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PARKVIEW CAPITAL CREDIT, INC.

Two Post Oak Center

1980 Post Oak Blvd, 15th Floor

Houston, Texas 77056

(713) 622-5000

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

May 1, 2017

Dear Stockholder:

This notice and accompanying Information Statement is being furnished to you as a holder of shares of common stock, par value $0.01 per share (“Common Stock”), of Parkview Capital Credit, Inc., a Maryland corporation (“Parkview”) to inform you of the approval of the actions described below taken by the unanimous written consent of the holders of Parkview’s Common Stock: (i) the election of Odysseus M. Lanier and Charles Jacobson as Class Two directors to serve a three-year term expiring at the 2020 annual meeting of stockholders, and (ii) the ratification of Mazars USA, LLP (f/k/a WeizerMazars, LLP) (“Mazars”) as Parkview’s independent registered public accounting firm for the year ending December 31, 2017.

On May 1, 2017, Parkview received a written consent of stockholders (the “Consent”) that (i) approves the election of Messrs. Lanier and Jacobson as Class Two directors of Parkview to serve a three-year term expiring at the 2020 annual meeting of stockholders, and (ii) ratifies the appointment of Mazars as Parkview’s independent registered public accounting firm for the year ending December 31, 2017. The Consent represented 100% of Parkview’s issued and outstanding Common Stock and 100% of the aggregate voting power, as of April 24, 2017, the record date set by Parkview’s board of directors (the “Board”). No other vote of Parkview’s stockholders is required. The Board previously approved resolutions to nominate Messrs. Lanier and Jacobson as Class Two directors, and to approve the engagement of Mazars to serve as Parkview’s independent registered public accounting firm for the year ending December 31, 2017.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the actions described in the attached Information Statement will not become effective until at least 20 calendar days following the date on which the attached Information Statement is first mailed to Parkview’s stockholders.

The attached Information Statement is dated May 1, 2017 and is first being mailed to our stockholders on or about May 1, 2017. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Sincerely,

Keith W. Smith
President and Chief Executive Officer

PARKVIEW CAPITAL CREDIT, INC.

Two Post Oak Center

1980 Post Oak Blvd, 15th Floor

Houston, Texas 77056

(713) 622-5000

____________________________

INFORMATION STATEMENT

Action by Unanimous Written Consent of Stockholders

__________________________

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to you as a holder of shares of common stock, par value $0.01 per share (“Common Stock”), of Parkview Capital Credit, Inc., a Maryland corporation, in connection with the action by unanimous written consent of the holders of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us,” or “our” refer to Parkview Capital Credit, Inc. We are mailing this Information Statement to our stockholders of record on or about May 1, 2017.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

Unanimous Action by Stockholders

The board of directors of the Company (the “Board”) unanimously approved resolutions (i) to nominate Odysseus M. Lanier and Charles Jacobson as Class Two directors of the Company, to each serve a three-year term expiring at the 2020 annual meeting of stockholders, and (ii) to approve the engagement of Mazars USA, LLP (f/k/a WeizerMazars, LLP) (“Mazars”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. As of the close of business on April 24, 2017, the record date (the “Record Date”), we had approximately 3,800,010 shares of Common Stock outstanding. Each share of outstanding Common Stock is entitled to one vote.

On May 1, 2017 pursuant to Section 2-505 of the Maryland General Corporation Law (“MGCL”) and as provided by the Company’s Amended and Restated Articles of Incorporation (the “Charter”), the Company received written consent (the “Consent”) that (i) approves the election of Messrs. Lanier and Jacobson as Class Two directors of the Company to each serve a three-year term expiring at the 2020 annual meeting of stockholders, and (ii) ratifies the engagement of Mazars to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017, from our stockholders holding an aggregate of approximately 3,800,010 shares of our Common Stock representing 100% of our outstanding shares of Common Stock.

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ITEM 1. ELECTION OF DIRECTORS

CERTAIN INFORMATION ABOUT MANAGEMENT

Our business and affairs are managed under the direction of our Board. Pursuant to our Charter, the Board is divided into three classes, designated Class One, Class Two, and Class Three. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until their respective successor is duly elected and qualified. Our Board nominated and our stockholders approved, via the Consent, Messrs. Lanier’s and Jacobson’s nomination as Class Two directors to each serve a three-year term expiring at the 2020 annual meeting of stockholders. Messrs. Lanier and Jacobson will be the only Class Two directors.

The business address of the directors and executive officers is Parkview Capital Credit, Inc., Two Post Oak Center, 1980 Post Oak Blvd, 15th Floor, Houston, Texas 77056. The names, ages and respective positions and offices of our directors and executive officers are as follows:

Class Two Directors—Terms Expiring 2017

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Independent Director

Odysseus M. Lanier, 60	Director	Class Two director since 2015; new term will commence 20 days from the mailing of this information statement and expire in 2020.	Founding partner of McConnell Jones Lanier & Murphy LLP (MJLM), a full service consultant and business advisory firm, and a consulting partner with McConnell & Jones Certified Public Accountants (M&J), a certified public accounting firm, since their formation in 1999.	None.

Mr. Lanier is not an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Mr. Lanier has served on our Board since August 2015. Mr. Lanier is a founding partner of McConnell Jones Lanier & Murphy LLP (“MJLM”), a full service consultant and business advisory firm, and a consulting partner with McConnell & Jones Certified Public Accountants (“M&J”), a certified public accounting firm, since their formation in 1999.  With over 230 full-time employees firm-wide, MJLM/M&J is the third largest African American-owned accounting and consulting firm in the United States and M&J is the 20th largest public accounting firm in Houston, Texas, as reported by the Houston Business Journal’s 2015-2016 Book of Lists, with satellite offices in Austin and Dallas, Texas, Huntsville, Alabama, and Washington, DC.  Mr. Lanier leads M&J’s Consulting Department and Risk Advisory Services Group, specializing in risk based internal audit co-sourcing and outsourcing, internal controls, Sarbanes-Oxley Section 404 compliance, and business process improvement for public companies, privately-held companies, and federal, state and local government agencies.  He also leads MJLM Federal Services, specializing in working with federal government agencies such as the Department of Defense and Department of Labor, by providing strategic planning, financial and operations management, and logistics support services.

Mr. Lanier started his career as an auditor/accountant with Arthur Andersen & Co., serving as a supervising senior in both the Audit and Tax departments, from May 1977 to August 1979 and from March 1981 to November 1984, respectively.  He also worked as an internal auditor with the Atlantic Richfield Company and General Homes Consolidated Companies, from September 1979 to December 1979 and January 1980 to February 1981, respectively, before embarking on a career in entrepreneurship, forming a small CPA/consulting firm in 1984 and ultimately co-founding the consulting firm Empirical Management Services, Inc. in 1992, which merged with the CPA firm McConnell & Jones LLP in 1999 to form MJLM, where he has been a Partner since that time.  Mr. Lanier received a B.S. in Accounting from Alabama A&M University and became a CPA in the state of Texas in 1983. Mr. Lanier served on the Texas Southern University Board of Regents from 1989-1995, where he chaired the Finance Committee from 1989-1993; he recently served on the Alabama A&M University Board of Trustees from 2009-2014, where he served as chairman of the Business and Finance Committee from 2009-2010 and President Pro Tempore (Chairman) of the board from 2010-2014.

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We believe Mr. Lanier’s 35+ years of CPA experience and involvement with audit services, Sarbanes-Oxley compliance and internal controls for public companies make Mr. Lanier an ideal candidate to serve as one of our independent directors.

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director

Charles Jacobson, 45	Chief Financial Officer, Treasurer and Director	Class Two director since 2015; new term will commence 20 days from the mailing of this information statement and expire in 2020.	Chief Executive Officer and Managing Director of Pine Hill Group, LLC (“Pine Hill”), a consulting firm which he co-founded in 2007; Chief Financial Officer of SWK Holdings, Inc., a publicly traded company providing specialty financing solutions to companies in the life science industry; Chief Financial Officer of FS Investment Corporation, a business development company whose shares currently trade on the New York Stock Exchange from 2008-2011.	None.

Mr. Jacobson is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act due to his position as Chief Financial Officer and Treasurer of the Company. Mr. Jacobson has been our Chief Financial Officer and Treasurer since May 2015 and as a member of our Board since August 2015. Mr. Jacobson serves as the Chief Executive Officer and Managing Director of Pine Hill, a consulting firm which he co-founded in 2007. Pine Hill provides management level finance, accounting and transaction advisory services to middle market public and private companies. Since 2012, Mr. Jacobson has been serving as Chief Financial Officer of SWK Holdings, Inc., a publicly traded company providing specialty financing solutions to companies in the life science industry. Mr. Jacobson also serves as the Interim CEO and Interim CFO of The PMI Group, Inc. (“PMI”), positions he has held since 2016 and 2015, respectively. PMI does not currently have operating activities. From 2012 to 2013, Mr. Jacobson served as Chief Executive Officer and Chief Financial Officer of Pro Capital, LLC (“Pro Cap”), an investment management business specializing in investments of municipal tax liens. Mr. Jacobson also served on Pro Cap’s board of managers, from 2012 to 2014. From 2008 to 2011, Mr. Jacobson served as Chief Financial Officer of FS Investment Corporation, a business development company whose shares currently trade on the New York Stock Exchange, pursuant to an agreement between Pine Hill and FS Investment Corporation. From 2001 to 2007, Mr. Jacobson worked for ATX Communications, Inc. (“ATX”), becoming the organization’s senior vice president of finance where he was responsible for managing ATX’s finance organization. Prior to working for ATX, Mr. Jacobson held senior managerial audit positions with Ernst & Young LLP from 1999 to 2001 and with BDO Seidman, LLP from 1996 to 1999, where he was responsible for audit engagements of private, pre-IPO and publicly traded companies in a variety of different industries. Mr. Jacobson began his professional career in 1993 at a regional public accounting firm where he performed audits on governmental entities. Mr. Jacobson is a Certified Public Accountant and holds a B.S. in Accounting from Rutgers University.

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We believe Mr. Jacobson’s finance and accounting experience, including serving as chief financial officer for a publicly-registered non-traded business development company, provides an important skillset to our Board.

Class Three Directors—Terms Expiring 2018

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Independent Director

Stephan Parico, 61	Director	Class Three director since August 2015; term expires 2018.	Partner with CentriBusiness Consulting, LLC. Partner with RSM US LLP from 2008 to 2015.	None.

Mr. Parico is not an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Mr. Parico has served on our Board since August 2015. Mr. Parico is a Certified Public Accountant and has over 30 years of public and private accounting experience, serving public and privately owned companies. Mr. Parico is currently a Partner with CentriBusiness Consulting, LLC, a financial services consulting firm working predominantly with public companies and companies contemplating going public. Mr. Parico served as a Partner with RSM US LLP (formerly known as McGladrey LLP) from 2008 to 2015, where he worked with a wide range of industries, including business development companies, manufacturing, gaming and entertainment, video/DVD retail and rental, telecommunications resellers, real estate developers and home builders. Mr. Parico also specialized in emerging growth technology companies, private investment partnerships, E-commerce ventures and family owned businesses. Mr. Parico has experience with audit services for public companies, reporting issues of public companies, counsel of the management of private companies contemplating going public, initial public offerings and private placements. Prior to RSM US LLP, Mr. Parico was employed by BDO, LLP from 1991 to 2007, where he became a partner in 1999 and was the managing partner of the Philadelphia office audit practice from 2004 to 2006. Mr. Parico also served as chief financial officer for Transducer Systems, Inc., a publicly traded international manufacturing company, from 1981 to 1985 and as a member of the board of directors of Early Stage East, one of the largest geographic venture capital showcases, from 2000 to 2015. Mr. Parico received a B.S. in Accounting from the University of Delaware and is a member of the American Institute of Certified Public Accountants.

We believe Mr. Parico’s 30+ years of accounting and his involvement with public and private companies, specifically with business development companies, will provide an important and valuable viewpoint to our Board.

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director

Keith W. Smith, 47	President, Chief Executive Officer and Chairman of the Board	Director since November 2014; Class Three director since August 2015; term expires 2018.	Managing Director with Capital Point Partners from 2009 to 2015.	None.

Mr. Smith is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act due to his position as President and Chief Executive Officer of the Company. Mr. Smith has served as our President and Chief Executive Officer and a member of our Board since our inception. He has served as our Chairman since June 2015. Mr. Smith has also served as President of Parkview Advisors, LLC, the Company’s advisor (the “Advisor”), since its inception in November 2014. Prior to joining the Advisor, Mr. Smith was a Managing Director with Capital Point Partners from 2009 to 2015, where he invested and/or realized more than $150 million in direct lending 1st lien, 2nd lien and mezzanine investments as well as complimentary minority equity investments.  In addition, Mr. Smith served on the Investment Committee of Capital Point Partners.  Prior to Capital Point Partners, Mr. Smith worked for Rabobank International (“RI”) from 2006 to 2009, where he was a Vice President and Portfolio Manager of more than $2 billion in direct lending and structured credit bank assets for one of the company’s special investment vehicles.  Mr. Smith played a key role in originating new client transactions as well as managing a book of existing bank clients. Prior to RI, Mr. Smith was an Associate Director in the Structured Finance Group of Standard & Poor’s from 2002 to 2006, where he analyzed and rated transactions across a broad spectrum of asset types.  In addition to his credit markets background, Mr. Smith also has over 6 years legal experience as an attorney in both the public and private sectors.  Mr. Smith received a B.A. in Economics from The University of Texas at Austin; a J.D. from Southern Methodist University; and an M.B.A. from The Olin School of Business at Washington University in St. Louis.

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We believe Mr. Smith’s extensive credit and direct lending experience, especially in connection with originating and managing investments for funds, bring important and valuable skills to our Board.

Class One Director—Term Expiring 2019

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Independent Director

Bert Beal, 54	Director	Class One director since May 2016; term expires 2019.	President and Chief Executive Officer of GO Federal Credit Union.	None.

Mr. Beal is not an “interested person” of the Company as defined in Section 2(a)(19) of 1940 Act. Mr. Beal has served as the President and Chief Executive Officer of GO Federal Credit Union in Dallas, Texas, a $135 million, 79-year old financial institution, since 1998. Prior to GO Federal Credit Union, Mr. Beal was Vice President of Operations at Credit Union of Texas from 1985 to 1988.

Mr. Beal also serves on the board of directors or board of governors of several community and industry groups, including: the Texas based Texas Credit Union League, Credit Union Resources Incorporated, Credit Union Employment Resource Corporation (CUER), the Texas Credit Union Service Centers Inc., the Texas Business Lenders Group (a commercial lending service organization), the African American Pastors Coalition’s Community Development Corporations (Vice Chair) and the Plano, Texas YMCA (Chairman of the Board).

Mr. Beal graduated with a B.B.A. in Managerial Finance from Texas A&M University at Commerce and an M.B.A. from Amber University.

We believe Mr. Beal’s significant experience in the financial services industry makes Mr. Beal an ideal candidate to serve as one of our independent directors.

Executive Officers who are not Directors

Information regarding our executive officers who are not directors is as follows:

Name, Address, and Age	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Adrienne Yost Hart, 55	Chief Compliance Officer	Principal of Pine Street Financial Group, a consulting firm focused on providing compliance services to investment advisers and broker-dealers, since 2014; Senior Vice President – Legal and Compliance for Franklin Square Capital Partners, a sponsor of alternative investment products, including business development companies and closed-end investment companies from 2010-2014.

Ms. Hart has been our Chief Compliance Officer since May 2015. Ms. Hart has served as a Principal in Pine Street Financial Group, a consulting firm focused on providing compliance services to investment advisers and broker-dealers, since 2014. As the principal of Pine Street Financial Group, she works closely with clients in the securities industry who need assistance meeting their regulatory and risk management compliance requirements. From 2010 to 2014, Ms. Hart served as Senior Vice President – Legal and Compliance for Franklin Square Capital Partners, a sponsor of alternative investment products, including business development companies and closed-end investment companies. From 2001 to 2009, Ms. Hart served as Senior Vice President and Counsel to Sovereign Bank Capital Markets and Sovereign Bank Wealth Management as well as Managing Director, Chief Compliance Officer and General Counsel to Sovereign Securities Corporation, LLC. Prior to her time at Sovereign Bank, from 1998 to 2000, Ms. Hart served as First Vice President at the Philadelphia Stock Exchange. Ms. Hart is a seasoned financial services professional with extensive experience managing brokerage, trading and regulatory businesses. Her expertise extends across all aspects of a securities business to include legal, compliance, operations and marketing. She has worked with several start-up ventures creating and implementing processes to integrate compliance into business practices. Ms. Hart earned her B.A. from Sarah Lawrence College and her J.D. from Temple University School of Law.

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Attendance at Board Meetings and the Annual Stockholder Meeting

The Board held five meetings during the fiscal year ended December 31, 2016. Each of our incumbent directors attended at least 75% of the aggregate total number of meetings of the Board held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of the Board on which he served during the periods in which he served.

Director Independence

As required by our Charter, a majority of the members of the Board must qualify as “independent directors” as affirmatively determined by the Board. Our Board consults with our legal counsel to ensure that our Board’s determinations are consistent with our Charter and applicable securities and other laws and regulations regarding what constitutes an “independent director.” We do not consider a director independent unless the Board has determined that he or she has no material relationship with us in accordance with Section 2(a)(19) of the 1940 Act

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the Board has determined that Messrs. Parico, Lanier and Beal, who comprise a majority of our Board, qualify as independent directors. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the NASDAQ Global Market.

Committees of our Board of Directors

Audit Committee

The Board has established an audit committee (the “Audit Committee”), which consists of our three independent directors, Stephan Parico, Odysseus M. Lanier and Bert Beal. The Audit Committee, by approval of at least a majority of its members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, discusses required communications with the independent registered public accounting firm, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Stephan Parico serves as the chair of the Audit Committee, and the Board has determined that he qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K. The Board has adopted a charter for the Audit Committee that sets forth its specific functions and responsibilities. The Audit Committee charter can be found on our website at www.parkviewadv.com. The Audit Committee met eight times during 2016.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2016 with management and recommended to management that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016.

Nominating and Corporate Governance Committee

The Board has established a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), which consists of our three independent directors, Stephan Parico, Odysseus M. Lanier and Bert Beal. The Nominating and Corporate Governance Committee: (i) assists the Board in identifying individuals qualified to become directors of the Company; (ii) provides the Board with recommendations of director candidates to fill vacancies on the Board and to stand for election by the stockholders; (iii) recommends committee assignments for directors of the Company; (iv) periodically assesses the performance of the Board; and (v) reviews and recommends to the Board appropriate corporate governance policies and procedures for the Company, among other things. Odysseus M. Lanier serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee charter can be found on our website at www.parkviewadv.com. The Nominating and Corporate Governance Committee did not meet during 2016.

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Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our Board. Such parties can contact the board by mail at: Chairman of Parkview Capital Credit, Inc. Audit Committee, c/o Corporate Secretary, Two Post Oak Center, 1980 Post Oak Blvd, 15th Floor, Houston, Texas 77056.

The chairman of the Audit Committee will receive all communications made by these means, and will distribute such communications to such member or members of our Board as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the Audit Committee to the members of the Audit Committee for review.

Board Leadership Structure; Independent Lead Director

Keith W. Smith serves as both our Chairman of the Board and President and Chief Executive Officer. The Board believes that while independent oversight of management is an important component of an effective board of directors, the most effective leadership structure for the Company at the present time is for Mr. Smith to serve as the principal executive officer of the Company and also serve as Chairman of the Board. The independent directors believe that because Mr. Smith is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of Board deliberations, Mr. Smith is the director best qualified to act as Chairman of the Board. The Board retains the authority to modify this structure to best address the Company’s unique circumstances, and to advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, the Board believes that the current structure is appropriate, as the Company has no employees and is externally managed by the Advisor, whereby all operations are conducted by the Advisor or its affiliates.

The Board also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers and officers and key personnel of our Advisor. Some of the relevant processes and other corporate governance practices include:

●	A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full Board. In addition, all matters that relate to the Advisor or any of their affiliates must be approved by a majority of the independent directors. The Audit Committee is comprised entirely of independent directors.

●	The advisory agreement by and among the Company and the Advisor (the “Advisory Agreement”) has an initial two-year term, with an annual review subsequent to the initial two-year term by, and renewal subject to, the approval of our Board, including a majority of the independent directors. The fees paid to our Advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight

The Board oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.

The Board is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our investments and assumptions of debt, as well as its oversight of the Company’s executive officers and the Advisor. In particular, the Board may determine at any time to terminate the Advisory Agreement, without the payment of any penalty, upon 60 days’ written notice, and must evaluate the performance of our Advisor, and re-authorize the Advisory Agreement on an annual basis.

In addition, the Audit Committee is responsible for assisting the Board in overseeing the Company’s management of risks related to financial reporting. The Audit Committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. The Audit Committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the Audit Committee conducts a detailed review with the Company’s independent registered public accounting firm of the accounting policies used by the Company and its financial statement presentation.

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Code of Conduct and Ethics

We have adopted a Code of Ethics that applies to our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director, employee and access person (as defined within the Company’s Code of Ethics) of the Company. We will report any material amendments to or waivers of a required provision of our Code of Ethics on our website and/or in a Current Report on Form 8-K. Our Code of Ethics can be found at our website: www.parkviewadv.com.

Compensation of Our Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Advisor pursuant to the terms of our Advisory Agreement. Except for Mr. Jacobson, our Chief Financial Officer and Treasurer, and Ms. Hart, our Chief Compliance Officer, both of whom have been contracted by our Advisor to provide services on our behalf, each of our executive officers is an employee of our Advisor or its affiliates. Our day-to-day investment operations are managed by our Advisor. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by our Advisor or its affiliates.

None of our executive officers receive direct compensation from us. We reimburse the Advisor the allocable portion of the compensation paid to our Chief Compliance Officer and Chief Financial Officer (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). Certain of our executive officers and other investment professionals of our Advisor, through their ownership interest in or management positions with our Advisor, may be entitled to a portion of any profits earned by our Advisor, which includes any fees payable to our Advisor under the terms of the Advisory Agreement, less expenses incurred by our Advisor in performing its services under the Advisory Agreement.

Compensation of Our Directors

If a director is also one of our executive officers or an affiliate of our Advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the Board, based upon recommendations from our Advisor. We are authorized to pay each Independent Director the following amounts for serving as a director:

(gross assets under management)	Annual Cash Retainer Fee	Board/ Committee Meeting Fee	Annual Chairperson Fee
$0 to $75 million	$35,000	$1,000	$2,500
$75 million to $150 million	$60,000	$1,500	$3,500
$150 million to $250 million	$80,000	$2,000	$4,500
>$250 million	$95,000	$2,500	$5,000

We will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	All Other Compensation (1)($)	Total ($)
Stephan Parico	$43,500	$6,601	$50,101
Odysseus M. Lanier	$41,000	$893	$41,893
David Abner (2)	$11,750	$3,358	$15,108
Bert Beal (3)	$28,250	$2,542	$30,792
Keith W. Smith (4)	$—	$—	$—
Charles Jacobson (4)	$—	$—	$—

(1)	Amount represents reimbursement of travel expenses incurred by directors to attend board and audit committee meetings.

(2)	Mr. Abner resigned from the Board effective April 1, 2016.

(3)	Mr. Beal was elected as a director of the Company effective May 18, 2016.
(4)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director or reimbursements of travel expenses to attend board and audit committee meetings.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of the Board because we do not pay, or plan to pay, any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

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CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Advisory Agreement

We have entered into the Advisory Agreement with our Advisor under which our Advisor:

●	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

●	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

●	determines the assets we will originate, purchase, retain or sell;

●	closes, monitors and administers the investments we make, including the exercise of any rights in our capacity as a lender; and

●	provides us such other investment advice, research and related services as we may, from time to time, require.

Our Advisor’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar or other services to others so long as its services to us are not impaired.

Under the terms of the Advisory Agreement, we will pay our Advisor a base management fee (the “Management Fee”) and may also pay to it incentive fees (each, an “Incentive Fee”).

The Management Fee is calculated at an annual rate of 2.00% of the end-of-period gross assets payable monthly in arrears. For purposes of calculating the Management Fee, the term “gross assets” includes any assets acquired with the proceeds of leverage. As a result, the Advisor will benefit when we incur debt or use leverage. For each of the first two months of operations, the Management Fee was calculated based on the value of our gross assets at the end of such month, and appropriately adjusted for any share issuances during these months. Following our first two months of operations, the Advisory Agreement provides that the Management Fee is calculated based on the average value of gross assets at the end of the two most recently completed months. We have clarified our Management Fee calculation so that the Management Fee is calculated by averaging the value of our gross assets at the end of the two most recently completed quarters, and appropriately adjusting for any share issuances occurring during any month of the current quarter. Management Fees for any partial month are appropriately prorated.

The Incentive Fee is divided into two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the Incentive Fee is outlined below.

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The first part, which we refer to as the incentive fee on income, is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The incentive fee on income is subject to a hurdle rate, measured quarterly and expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the Management Fee, expenses reimbursed to our Advisor under the Advisory Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from issuances of our common stock (including our distribution reinvestment plan, if established) reduced for distributions to investors that represent a return of capital. The calculation of the incentive fee on income for each quarter is as follows:

●	No incentive fee on income will be payable to our Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 1.75% (7.0% annualized) (the “hurdle rate”).

●	100% of our pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) will be payable to our Advisor. We refer to this portion of our pre-incentive fee net investment income as the “catch-up.” The “catch-up” provision is intended to provide our Advisor with an incentive fee of 20.0% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.1875% in any calendar quarter.

●	20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) will be payable to our Advisor once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter is allocated to our Advisor).

The second part of the incentive fee, which we refer to as the incentive fee on capital gains, is an incentive fee on capital gains and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 20% of our realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Prior to our election to be regulated as a business development company, the Advisory Agreement was re-approved by our Board, including by a majority of the directors who are not interested persons of the Company, our Advisor, or any of their respective affiliates, at an in-person meeting of the Board called for that purpose. Unless earlier terminated as described below, the Advisory Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Advisory Agreement will automatically terminate in the event of assignment and may be terminated by either party without penalty upon 60 days’ written notice to the other.

Our Advisor will not assume any responsibility to us other than to render the services described in, and on the terms of, the Advisory Agreement, and will not be responsible for any action of our Board in declining to follow the advice or recommendations of our Advisor. Under the terms of the Advisory Agreement, and absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, our Advisor (and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with our Advisor) shall not be liable to us for any action taken or omitted to be taken by our Advisor in connection with the performance of any of its duties or obligations under the Advisory Agreement, or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). We shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a member, manager, officer, employee, agent, controlling person of our Advisor or any other person or entity affiliated with our Advisor, on the same general terms set forth in Article VII of our Charter.

License Agreement

On March 11, 2015, we entered into a license agreement (the “License Agreement”) with our Advisor, pursuant to which we have been granted a non-exclusive license to use the name “Parkview.” Under the License Agreement, we have a right to use the “Parkview” name and logo, for so long as our Advisor or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the “Parkview” name or logo.

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BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The following table shows, as of April 24, 2017, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Percentage of Class(2)
Greater than 5% Stockholders
GrayCo Alternative Partners II, LP	2,500,000	65.8%
District 1199J New Jersey Healthcare Employers Pension Fund	1,300,000	34.2%

Directors
Stephan Parico	—	—
Odysseus M. Lanier	—	—
Bert Beal	—	—

Executive Officers
Keith W. Smith(3)	10	*
Charles Jacobson	—	—
Adrienne Yost Hart	—	—
All directors and executive officers as a group (6 persons)	10	*

*	Less than 1%
(1)	The address for each beneficial owner is c/o Parkview Capital Credit, Inc., Two Post Oak Center, 1980 Post Oak Blvd, 15th Floor, Houston, Texas 77056.
(2)	Based on a total of 3,800,010 shares of the Company’s common stock issued and outstanding as of April 24, 2017.
(3)	Shares are held by Parkview Advisors, LLC, which is controlled by an entity controlled by Mr. Smith. Mr. Smith, therefore, may be viewed as having voting and dispositive power over the shares of our common stock directly owned by Parkview Advisors, LLC.

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Item 2. Ratification of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

During the year ended December 31, 2016, Mazars served as our independent registered public accounting firm.

Pre-Approval Policies

The Audit Committee charter imposes a duty on our Audit Committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, our Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. Our Audit Committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full Audit Committee at its next scheduled meeting.

All services rendered by Mazars for the year ended December 31, 2016 were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

Our Audit Committee reviewed the audit and non-audit services performed by Mazars, as well as the fees charged by Mazars for such services for the years ended December 31, 2015 and December 31, 2016. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Mazars for the years ended December 31, 2015 and December 31, 2016, are set forth in the table below.

	For the Year Ended December 31,
	2016	2015
Audit fees	$120,000	$73,700
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$120,000	$73,700

For purposes of the preceding table, Mazars’ professional fees are classified as follows:

●	Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Mazars in order for them to be able to form an opinion on our financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

●	Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

●	Tax fees - These are fees for all professional services performed by professional staff in our independent auditor's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

●	All other fees - These are fees for any services not included in the above-described categories.

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AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by our Board. The Audit Committee is currently composed of Messrs. Parico, Lanier and Beal. Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with Standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles (“GAAP”). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Mazars, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed, and discussed with management, the Company’s audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Mazars, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee discussed the results of Mazars’ examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Principal Executive Officer and Principal Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee concluded that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also discussed with Mazars matters relating to Mazars’ judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by the Public Company Accounting Oversight Board Accounting Standard 1301 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Mazars its independence from management and the Company, as well as the matters in the written disclosures received from Mazars and required by Public Company Accounting Oversight Board Rule 3526 (Auditor Independence). The Audit Committee received a letter from Mazars confirming its independence and discussed it with them. The Audit Committee discussed and reviewed with Mazars the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Mazars’ audits and all fees paid to Mazars during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by Mazars for the Company. The Audit Committee has reviewed and considered the compatibility of Mazars’ performance of non-audit services with the maintenance of Mazars’ independence as the Company’s independent registered public accounting firm.

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Conclusion

Based on the Audit Committee’s review and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee’s review of the Company’s audited financial statements, the representations of management and the report of Mazars to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. The Audit Committee also recommended the selection of Mazars to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2017.

Respectfully Submitted,

The Audit Committee

Stephan Parico (Chair)
Odysseus M. Lanier
Bert Beal

AVAILABLE INFORMATION

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements or information statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically by us with the SEC. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Room. This information will also be available free of charge by contacting us at Parkview Capital Credit, Inc. Two Post Oak Center, 1980 Post Oak Blvd, 15th Floor, Houston, Texas 77056, by telephone at (713) 622-5000, or on our website at www.parkviewadv.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Our annual meeting of stockholders is generally held in May of each year. We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on December 29, 2017, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

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Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of our bylaws. A stockholder who intends to present a proposal at the next annual meeting, including the nomination of a director, must submit the proposal in writing to Secretary, Parkview Capital Credit, Inc., Two Post Oak Center, 1980 Post Oak Blvd, 15th Floor, Houston, Texas 77056, and the proposal should be received by the Company no later than December 29, 2017. In the event that the date of the 2018 Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the date that this information statement is first mailed to stockholders, a timely notice by the stockholder must be delivered no earlier than 120 days prior to the first anniversary of the notice of mailing of this information statement and not later than the close of business on the later of (i) the 90th day prior to the date of mailing of this information statement or (ii) the tenth day following the day on which public announcement of the date of mailing of the notice for the 2018 Annual Meeting of Stockholders is first made. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PRIVACY NOTICE

We are committed to maintaining the confidentiality, integrity and security of nonpublic personal information relating to investors. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between us and individual investors. We may share information that we collect regarding an investor with our affiliates and the employees of such affiliates for legitimate business purposes, for example, in order to service the investor’s accounts or provide the investor with information about other products and services offered by us or our affiliates that may be of interest to the investor. In addition, we may disclose information that we collect regarding investors to third parties who are not affiliated with us (i) as authorized by our investors in investor subscription agreements or our organizational documents, (ii) as required by law or in connection with regulatory or law enforcement inquiries, or (iii) as otherwise permitted by law to the extent necessary to effect, administer or enforce investor or Company transactions.

Any party that receives nonpublic personal information relating to investors from us is permitted to use the information only for legitimate business purposes or as otherwise required or permitted by applicable law or regulation. In this regard, for our officers, employees and agents, access to such information is restricted to those who need such access in order to provide services to us and our investors. We maintain physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

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